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                                                                    EXHIBIT 99.1



PROXY        Commercial National Financial Corporation
             101 North Pine River
             P.O. Box 280
             Ithaca, MI 48847


                         SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 7, 2005



      The undersigned shareholder appoints James A. Navarre and Thomas E. Coulter, or either of them, each with the power to appoint his or her substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote at the special meeting of shareholders of Commercial National Financial Corporation, to be held on March 7, 2005, and at any adjournment of that meeting, on all matters that come before the meeting.


      1.    Proposal to approve the Agreement and Plan of Merger:

            [ ]  FOR   [ ]  Against     [ ]  Abstain

                 YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

      2. Proposal to adopt an amendment to the Articles of Incorporation to add new Article XIII to grant Commercial a right of first refusal with respect to future transfers of shares of Commercial common stock (contingent on shareholder approval of the Agreement and Plan of Merger):

            [ ]  FOR   [ ]  Against     [ ]  Abstain

                 YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY SIGNED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF THE SHAREHOLDERS DO NOT APPROVE THE AGREEMENT AND PLAN OF MERGER, NO VOTE WILL BE TAKEN ON THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE AGREEMENT AND PLAN OF MERGER AND, IF THE AGREEMENT AND PLAN OF MERGER IS APPROVED, FOR THE PROPOSED AMENDMENT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING, INCLUDING ANY PROPOSAL TO ADJOURN THE MEETING. AS OF THE DATE OF THE COMPANY'S PROXY STATEMENT FOR THIS MEETING, THE COMPANY WAS NOT AWARE OF ANY PROPOSAL WHICH IS TO BE PRESENTED AT THE MEETING OTHER THAN THOSE LISTED ABOVE.

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Dated: ______________,2005      Please sign exactly as your name appears on this
                                proxy. If signing for estates, trusts or corporations, title or capacity should be stated. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.


                                x_________________________________________
                                             Signature

                                x_________________________________________
                                           Signature if held jointly

                                    IMPORTANT

                   PLEASE SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY IN THE ENCLOSED ENVELOPE

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